KEARNY FINANCIAL CORP. ANNOUNCES RESULTS OF 2012 ANNUAL MEETING

Fairfield, New Jersey – 11/08/12 -- Kearny Financial Corp. (NASDAQ:  KRNY), announced that its 2012 Annual Meeting of Shareholders was held Wednesday, November 7, 2012.  The Company is the majority-owned subsidiary of Kearny MHC, a federally chartered mutual holding company, which owns 76.11% of the Company’s outstanding shares.  At the meeting, Craig L. Montanaro, John N. Hopkins and Leopold W. Montanaro were re-elected as directors.  Shareholders also ratified the appointment of ParenteBeard LLC as the Company’s independent auditor for the fiscal year ending June 30, 2013.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 41 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Monmouth, Essex, Union and Ocean Counties, New Jersey.  Shares of Kearny Financial Corp. trade on the NASDAQ Global Market under the symbol “KRNY.”

For further information contact:
Craig L. Montanaro
President and CEO
Kearny Financial Corp.
(973) 244-4500